Exhibit 10.19

Execution

2010 Stock Option Plan of Kellwood Company

Grant Agreement

This Grant Agreement, dated as of June 30, 2010 (the “Effective Date”), evidences the grant of an option pursuant to the provisions of the 2010 Stock Option Plan (the “Plan”) of Kellwood Company (the “Company”) to the individual whose name appears below (the “Optionee”), covering the specific number of shares of Non-Voting Common Stock (the “Shares”) set forth below and on the following terms and conditions:

1.	Name of the Optionee: Michael Saunders

2.	Number of Shares subject to this option: 10,000

3.	Exercise price per Share subject to this option: $1.00

4.	Date of grant of this option: June 30, 2010

5.	Type of option: Non-qualified Option

6.	Vesting:

(a)	Except as otherwise expressly provided in Section 6(b) hereof, 20% of the total number of Shares subject to this option shall vest as of February 20th of each year (commencing on February 20, 2008 and ending on the fifth anniversary of February 20, 2008).

(b)	Notwithstanding anything to the contrary contained in Section 6(a) hereof, 100% of the total number of Shares subject to this option shall vest immediately prior to the consummation of a Sale (as defined in Section 6(d) below).

(c)	Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term, (y) on and after the start of the date on which the Optionee’s employment terminates for Cause (as defined in the Plan), and (z) on and after the start of the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto, (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date. Once vesting has occurred, the vested portion can be exercised at the time or times specified in Section 7 below.

(d)

For purposes of this Agreement, “Sale” will be defined as (i) any consolidation, merger or other transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert; (ii) any sale or transfer of all or substantially all of (A) the Company’s assets (excluding, however, for this purpose any real estate “sale-lease back” transaction) or (B) the Company’s Subsidiaries other than ARP and Royal Robbins and their direct or indirect subsidiaries (the Company and such non-excluded Subsidiaries, the “Women’s Business”); or (iii) the date that (A) more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by a person other than Sun Capital Partners, Inc. (“Sun”) or its affiliates; and (B) Sun or its affiliates no longer controls the Company’s board of directors; provided, however, that the term “Sale” shall not include transactions either (x) with affiliates of the Company or Sun (as determined by the Board of Directors in its good faith sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates. Optionee acknowledges that the Company’s or its subsidiaries financing agreements with third parties in effect from time to time may impose restrictions on the consummation a Sale and/or the ability to declare and pay dividends or make distributions in respect of the Company’s or such subsidiary’s capital stock or other equity interests, including in respect of the Shares acquired upon exercise of the option.

7.	The vested portion of this option can be exercised only on the earliest of the following dates:

(a)	the date of the consummation of a Sale; or

(b)	following a termination of employment as follows: (i) the Optionee must provide, in writing, a notice of intent to exercise within 10 days following the Optionee’s termination of employment; (ii) following such notice the Company shall provide the Optionee with the adjustment to the Exercise Price contemplated in Section 8 and the fair market value of the underlying Shares (the date of such notice, the “Information Date”); and (iii) within 10 days of the Information Date, the Optionee may elect to exercise the Option.

In the event the option is not exercised within the time frame provided in this Section 7 the option shall expire and the Optionee shall have no further rights thereunder. Upon a Sale or in the event of an initial public offering of the Company or any parent entity thereof, the Company may elect to take any action provided in the second paragraph of Section 12(b) of the Plan, including but not limited to canceling such option in exchange for the cash payment contemplated therein.

8.

Adjustment to Exercise Price. Adjustments to the exercise price will be made to reflect the following events in the good faith sole discretion of the Board, provided that the exercise price may never be reduced below the exercise price of the Share on the date of grant, except as provided in Section 12 of the Plan and so long as such adjustment does not cause the option to become subject to the excise tax under Code Section 409A. It is

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agreed and understood that the intent of this Section 8 is to allow for an adjustment of the exercise price to reflect increases or decreases in value of the Other Businesses (including through cash flow sharing or other support between the Other Businesses and the Woman’s Business) such that the Optionee only participates in value creation from an increase in value of the Women’s Business (other than value created by cash flow or other support from the Other Businesses). Accordingly, if any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Board shall make an appropriate adjustment in the exercise price so as to reflect the intent of this Section 8.

(a)	If the value of a share of Common Stock increases or decreases due to an increase or decrease in the value of the businesses of the Company other than the Women’s Business (the “Other Businesses”), the exercise price per share of the option will be correspondingly increased or decreased accordingly.

(b)	In the event that (i) excess cash is generated by the Women’s Business (including as a result of the sale of the Women’s Business) after February 1, 2009, and prior to a Sale and such cash is used by the Other Businesses or distributed by the Company to its shareholders as a dividend, the exercise price of the option will be decreased pro-rata to reflect the corresponding reduction in the value of a share of Common Stock and/or (ii) any excess cash generated by the Other Businesses (including as a result of the sale of such business) after February 1, 2009, and prior to a Sale of the Women’s Business that is used by the Women’s Business or is used to reduce the Company’s indebtedness, the exercise price of the options will be increased pro-rata to reflect the corresponding increase in the value of a share of Common Stock.

9.	Expiration. The option shall expire, if not exercised prior thereto, on the earlier to occur of (i) ten years following the date of grant of the option; (ii) following the expiration of the first exercise period contemplated in Section 7; or (iii) immediately upon a termination of employment by the Company for Cause.

10.	The Optionee agrees to abide by the covenants and agreements set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements. For the avoidance of doubt, the Optionee agrees that no Sale shall affect the covenants and agreements set forth in Annex A hereto, and such covenants and agreements shall survive any Sale and terminate only in accordance with the provisions of Annex A hereto.

11.	The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

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12.	If the Optionee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its good faith sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its good faith sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

13.	The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect. All of the terms and conditions of the Plan are incorporated herein by reference (including, without limitation, the repurchase provisions of Paragraph 19 of the Plan) and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan. This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements.

14.	Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Grant Agreement may be amended or waived with the prior written consent of the Company and either (i) the Optionee or (ii) the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying shares of Non-Voting Common Stock issuable upon the exercise of all such options) theretofore granted under the Plan (unless the Optionee will be treated in a manner different from other Plan participants, in which case the Optionee’s written consent will also be required).

15.

The Optionee hereby acknowledges, agrees and confirms that, upon his or her execution of this option, the Optionee will be deemed to have ratified as of the date hereof and to have become bound by the provisions of Section 3.2 and Section 5 of the Stockholder’s Agreement attached hereto as Annex D, which provisions shall be deemed to have been incorporated herein by reference. In addition, the Optionee hereby further acknowledges, agrees and confirms that upon his or her exercise of this option, the Optionee will be deemed to be a party to, and to be bound by all the terms, provisions and conditions of, the Stockholders’ Agreement attached hereto as Annex D and shall have all of the rights and obligations of the “Minority Stockholders” thereunder. Without limiting the foregoing, and notwithstanding anything contained herein to the contrary, the Optionee hereby agrees that in connection with a Sale (i) the Company shall be entitled to cancel the options granted hereunder in exchange for a cash payment equal to the difference (if the exercise price per Share hereunder is less than the consideration to be received in respect of a Share pursuant to such Sale) between the aggregate exercise price of any portion of this option that is currently exercisable as of the date of such Sale (after any adjustment is made to the exercise price pursuant to Section 8) and the aggregate consideration that would be received in such Sale in respect of the number of Shares

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subject to such portion of this option as of such date, had such portion of the option in fact been exercised prior to such date; (ii) the Optionee shall, by execution of this option, and without the need to execute any further documents in connection with the Sale, join on a pro rata basis all purchase price adjustments, indemnification and other obligations of the Company’s equityholders in connection with such Sale and (iii) the Optionee hereby consents to and acknowledges the appointment of Sun Cardinal, LLC (and any successor or assign of Sun Cardinal, LLC) as the representative, agent, proxy, and attorney-in-fact for the Optionee, with the power and authority to act on the Optionee’s behalf with respect to any definitive agreement entered into with respect to any Sale.

16.	Optionee hereby acknowledges and agrees that by signing this Grant Agreement, the Optionee agrees that the Options granted hereunder shall not be taken into account for any purpose (other than for evaluating whether “good reason” (or any similar term) to terminate employment exists) under any employment, severance, change in control, or other similar agreement between the Optionee and Company or any of its subsidiaries in existence as of the Effective Date (collectively, the “Existing Agreements”) and any such Existing Agreement is hereby amended to exclude the Options from any provision thereof that would provide a benefit to the Optionee (such as accelerated vesting or enhanced severance payments). Without limiting the generality of the foregoing, the Optionee voluntarily and irrevocably waives any and all rights to any “Enhanced Benefits” that Optionee may have under any Existing Agreement. For purposes of this section, “Enhanced Benefits” refers to the excess, if any, of (a) the payments, benefits, or other rights Optionee would be entitled to under the Existing Agreements determined after giving effect to the grant of the option hereunder, over (b) the amount of any payments, benefits, or other rights Optionee would be entitled to under the Existing Agreements determined without regard to the grant of the option hereunder.

Nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for Cause or without Cause) without liability to the Company or any of its Subsidiaries or affiliates.

Accepted and Agreed:
Kellwood Company

/s/ Michael M. Saunders	By:	/s/ Michael W. Kramer

Signature of Optionee	Name:	Michael W. Kramer
	Title:	CEO

Attachments:	Annex A (Covenants and Agreements of Optionee) Annex B (Form of Exercise Notice) Annex C (The Plan) Annex D (Stockholders’ Agreement)

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ANNEX A

COVENANTS AND AGREEMENTS OF OPTIONEE

1. Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company’s business and operations. Optionee agrees that Optionee will not, whether during Optionee’s service as an employee of the Company or its subsidiaries or during the one-year period thereafter, divulge, communicate, or use to the detriment of the Company and its subsidiaries and affiliates (the “Group”), confidential information or trade secrets relating to any member of the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analyses, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to any member of the Group. The foregoing confidentiality agreement shall not apply if Optionee can show that the communication (i) is required in the course of performing Optionee’s duties as an employee of the Company or its subsidiaries, (ii) is made with the Board of Directors’ written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach by Optionee hereof, or (iv) is required by law or judicial or administrative process.

2. During Optionee’s service as an employee of the Company or its subsidiaries and for the one-year period thereafter, Optionee shall not, to the detriment of the Company or its subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, employ, engage, retain, solicit, recruit or enter into a business affiliation with any person who at any time during the preceding 6-month period was an employee of the Company or its subsidiaries, or attempt to persuade any such person to terminate such person’s employment with any member of the Company or its subsidiaries, whether or not such person is a full-time employee or whether or not such employment is pursuant to a written agreement or at-will. Notwithstanding the foregoing, the provisions of this Section 2 shall not be violated by (A) general advertising or solicitation not specifically targeted at Company-related persons or entities, (B) the Optionee serving as a reference, upon request, for any employee of the Company or any of its subsidiaries or affiliates, or (C) actions taken by any person or entity with which the Optionee is associated if the Optionee is not personally involved in any manner in the matter and has not identified such Company-related person or entity for soliciting or hiring.

3. During Optionee’s service as an employee of the Company or its subsidiaries and for the one-year period thereafter, Optionee shall not, to the material detriment of the Company or its subsidiaries, directly or indirectly, for Optionee or on behalf of any other person, firm or entity, solicit or otherwise attempt to take away any supplier, vendor, or customer of any member of the Company or its subsidiaries who Optionee solicited or did business with on behalf of the Company or its subsidiaries or with whom Optionee otherwise became acquainted as a result of Optionee’s employment with the Company or its subsidiaries.

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4. During Optionee’s service as an employee of the Company or its subsidiaries and for the 12- month period thereafter, Optionee shall not, directly or indirectly, serve as a principal, partner, joint venturer, member, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, BCBG Max Azria Group, Inc., Guess?, Inc., Jones Apparel Group, Inc., Liz Claiborne, Inc., Oxford Industries, Inc., VF Corporation, The Warnaco Group, Inc.; provided, however, that Optionee shall not be in violation of this covenant solely because he owns, as a passive investor, stock in any of the above listed publicly-held corporations provided such holdings constitute no more than 1% of the outstanding stock of such corporation. THIS PARAGRAPH 4 WILL NOT APPLY AND WILL NOT BE ENFORCED BY THE COMPANY WITH RESPECT TO POST-TERMINATION ACTIVITY BY OPTIONEE THAT OCCURS IN CALIFORNIA OR IN ANY OTHER STATE IN WHICH THIS PROHIBITION IS NOT ENFORCEABLE UNDER APPLICABLE LAW.

5. During the term of Optionee’s employment or service and for the two-year period thereafter, Optionee shall not disparage, defame or discredit the Company, its Parent or its subsidiaries or engage in any activity which would have the effect of disparaging, defaming or discrediting the Company, its Parent or its subsidiaries other than in the good faith performance of the Optionee’s duties to the Company while the Optionee is employed by the Company, nor shall Optionee interfere with or disrupt the business activities of any member of the Company, its Parent or its subsidiaries, or engage in any activity which would have the effect of interfering with or disrupting the business activities of the Company, its Parent or its subsidiaries; provided, however, that nothing in this Paragraph 5 or elsewhere in this Annex shall prevent Optionee from engaging in “whistle-blowing” or other activities expressly protected by applicable law, to the extent so protected.

6. Optionee acknowledges that Optionee’s service as an employee of the Company or its subsidiaries and the agreements herein are reasonable and necessary for the protection of the Company and its subsidiaries and are an essential inducement to the Company’s grant of incentive compensation. Accordingly, Optionee shall be bound by the provisions hereof to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

7. Optionee acknowledges that the services to be rendered by Optionee to the Company or its subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof Optionee agrees and consents that if Optionee violates the provisions of this Annex, the Group, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting Optionee from committing or continuing any such violation.

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ANNEX B

Stock Option Plan of Kellwood Company

Notice of Exercise of Stock Option

1. Exercise of Option. Pursuant to the 2010 Stock Option Plan of Kellwood Company (the “Plan”) and my agreement with Kellwood Company (the “Company”) dated June 30, 2010 (the “Grant Agreement”), I hereby elect to exercise my nonqualified stock option (the “Option”) to the extent of                  shares of Non-Voting Common Stock of the Company (the “Shares”).

2. Delivery of Payment. I hereby deliver to the Company a cashier’s check in the amount of $             in full payment of the purchase price of the Shares [determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement and as may be adjusted by the Board pursuant to Section 8, by (b) the number of Shares as to which I am exercising the Option] and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3. Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows: I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b) I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c) I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d) I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e) I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Grant Agreement are incorporated herein by reference.

(f) I understand that any Shares purchased hereunder shall be subject to the Securityholders’ Agreement of the Company dated as of June 30, 2010, as it may be amended from time to time (“Stockholders’ Agreement”), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I agree to be a party to and to be bound by all of the terms, provisions and conditions contained in the Stockholders’ Agreement, with all of the rights and obligations of the “Minority Stockholders” thereunder, as if I had executed the Stockholders’ Agreement.

(g) I understand that the certificate representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE COMPANY’S STOCK OPTION PLAN. SUCH RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 30, 2010, AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE STOCKHOLDERS OF KELLWOOD COMPANY, AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(h) I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

(i) [I am presently an employee of the Company.]1

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[1]	To be included as appropriate.

Submitted by the Optionholder:

Date:	By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

Kellwood Company.

By:

Print Name:

Title:

Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant’s personal representative under applicable local law governing decedents’ estates.

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